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Exhibit 23

Consent of Independent Certified Public Accountants

        We consent to the inclusion of our report dated February 27, 2003, on the financial statements of Connect-Care, LLC as of and for the year ended December 31, 2002 in the current report on Form 8-K/A, Amendment Number 4, of Firstwave Technologies, Inc. (the "Company"), and to the incorporation by reference of our report into the Company's Registration Statements on Form S-3 (No. 333-46319 and No. 333-72666) and the Registration Statements on Form S-8 (No. 333-66456, No. 333-88304, No. 333-55939 No. 333-55971, No. 333-81102, and No. 333-92574).

/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

Atlanta, Georgia
July 11, 2003

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  Exhibit 23
Consent of Independent Certified Public Accountants